Exhibit 24.1                        POWER OF ATTORNEY

           KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer of 3M Company (the "Company"), a Delaware corporation, hereby constitutes and appoints W. James McNerney, Jr., Robert J. Burgstahler, Patrick D. Campbell, Gregg M. Larson, John J. Ursu, and Janet L. Yeomans, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign one or more Registration Statements under the Securities Act of 1933, as amended, on Form S-3 or such other form as such attorneys-in-fact, or any of them, may deem necessary or desirable, any amendments thereto, and all post-effective amendments and supplements to such registration statement, for the registration of the number of shares of the Company's common stock set forth in the registration statement, in such forms as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement or Registration Statements shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned have subscribed these presents this 14th day of May 2002.

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
         /s/      W. James McNerney, Jr.                                   /s/      Patrick D. Campbell
--------------------------------------------                      -------------------------------------
W. James McNerney, Jr., Chairman of the                           Patrick D. Campbell, Senior Vice President and
Board and Chief Executive Officer (Principal Executive Officer    Chief Financial Officer (Principal Financial
and Director)                                                     Officer)


         /s/      Linda G. Alvarado                                        /s/      Ronald G. Nelson
--------------------------------------------                      ----------------------------------
Linda G. Alvarado, Director                                       Ronald G. Nelson, Vice President and Controller

         /s/      Edward A. Brennan                                        /s/ Rozanne L. Ridgway
--------------------------------------------                      -------------------------------
Edward A. Brennan, Director                                       Rozanne L. Ridgway, Director

         /s/      Vance D. Coffman                                         /s/ Kevin W. Sharer
--------------------------------------------                      ----------------------------
Vance D. Coffman, Director                                        Kevin W. Sharer, Director

         /s/ Edward M. Liddy                                               /s/ Louis W. Sullivan
-----------------------------------------------------             ------------------------------
Edward M. Liddy, Director                                         Louis W. Sullivan, Director

         /s/      Aulana L. Peters
Aulana L. Peters, Director

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